SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report : January 8, 2020

NATIONAL HEALTH INVESTORS INC
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On January 6, 2020, National Health Investors, Inc. (the “Company”) issued a press release announcing that it has purchased Coventry of Mahtomedi for $9.34 million, which has been added to the existing master lease with 41 Management, LLC, and that it is providing a $3.87 million mortgage loan to refinance debt on The Courtyard of Bellevue, managed by 41 Management.

The Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is also incorporated by reference herein.

On January 7, 2020, National Health Investors, Inc. (the “Company”) issued a press release announcing that it has signed a definitive agreement with an affiliate of Life Care Services (“LCS”) to form a joint venture (“NHI-LCS JV”) to own and operate the Timber Ridge at Talus (“Timber Ridge”) continuing care retirement community (“CCRC”). The timing of the closing is contingent on finalizing transaction documents but is expected to close on or around January 31, 2020.

The Press Release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is also incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Index
Number	Exhibit
99.1	Press Release in HTML format, dated January 6, 2020, titled "NHI Invests $9.34 Million for an Assisted Living & Memory Care Community in Minnesota and Further Expands Relationship with 41 Management."
99.2	Press Release in HTML format, dated January 7, 2020, titled "NHI Announces Agreement to Form a Joint Venture with LCS to Buy Timber Ridge CCRC in Issaquah, WA."
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:	/s/John L. Spaid

Name:	John L. Spaid

Title:	Principal Financial Officer

Date:    January 8, 2020